AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON AUGUST 7, 1996
                                                        Registration No. 33-____
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               -----------------

                           DIGITAL SOUND CORPORATION
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                         95-3222624
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

      6307 CARPINTERIA AVENUE                               93013
      CARPINTERIA, CALIFORNIA                             (Zip Code)
(Address of principal executive offices)

                               -----------------

                         THE DIGITAL SOUND CORPORATION
                             1983 STOCK OPTION PLAN
                                      AND
                   THE AMENDED AND RESTATED STOCK OPTION PLAN
             FOR INDEPENDENT DIRECTORS OF DIGITAL SOUND CORPORATION

                               -----------------

           JO E. LAMOREAUX                            Copy to:
      PRINCIPAL ACCOUNTING OFFICER
       DIGITAL SOUND CORPORATION              BRIAN G. CARTWRIGHT, ESQ.
        6307 CARPINTERIA AVENUE                   LATHAM & WATKINS
     CARPINTERIA, CALIFORNIA 93013              633 WEST FIFTH STREET
            (805) 566-2000                            SUITE 400
 (Name, address, including zip code and      LOS ANGELES, CALIFORNIA 90071
 telephone number, including area code,               (213) 485-1234
         of agent for service)

                                                  Calculation of Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum          Proposed Maximum
Title of Each Class of           Amount of Shares to be       Offering Price per       Aggregate Offering    Amount of Registration
Securities to be Registered            Registered                 Share (2)                   Price                  Fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock
without par value                      400,000 (1)                 $1.72                    $688,000              $237.24

(Cover continued on next page)

(1) Includes 200,000 additional shares available for issuance under the Digital Sound Corporation 1983 Stock Option Plan (the "1983 Plan"), and 200,000 additional shares available for grant under The Amended And Restated Stock Option Plan for Independent Directors of Digital Sound Corporation, (the "Directors Plan"). The 1983 Plan authorizes the issuance of a maximum of 5,700,000 shares. However, 5,500,000 of the shares, which have been or may be issued upon exercise of options under the 1983 Plan, have already been issued pursuant to Form S-8 Registration Statements Nos. 33-35019, 33-42184, 33-50376 and 33-67000. The Directors Plan authorizes the issuance of a maximum of 500,000 shares. However, 300,000 of the shares, which have been or may be issued upon exercise of options under the Directors Plan, have already been registered pursuant to Form S-8 Registration Statement Nos. 33-35019, 33-42184 and 33-67000.


(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c), the Proposed Maximum Offering Price per Share and the Amount of Registration Fee are based upon the average of the high and low prices for the CompanyOs Common Stock in the over-the-counter market, as reported on the NASDAQ National market system on August 5, 1996.

                                     PART I

          This Registration Statement covers additional securities registered for issuance under the Digital Sound Corporation 1983 Stock Option Plan and the Amended and Restated Stock Option Plan for Independent Directors of Digital Sound Corporation. The contents of the prior Form S-8 Registration Statements of Digital Sound Corporation relating to said plans, Nos. 33-35019, 33-42184, 33-50376 and 33-67000, are incorporated herein by reference.


                                    PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission by Digital Sound Corporation, a California corporation (the "Company")are incorporated as of their respective dates in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since April 28, 1996; and

          C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on January 19, 1990 (No. 33-33066).

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits

          5.1  Opinion of Latham & Watkins

          23.1 Consent of Ernst & Young

          23.2 Consent of Latham & Watkins (included in Exhibit 5.1)

          24 Power of Attorney (included on signature page to this Registration Statement)

                                   SIGNATURES

          Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, California, on this 28th day of June, 1996.

                                       DIGITAL SOUND CORPORATION

                                       By: /s/ Jo E. Lamoreaux
                                           ----------------------
                                               Jo E. Lamoreaux
                                               Controller and
                                               Principal Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Mark C. Ozur and B. Robert Suh, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity as stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


           Name                                          Title                       Date
           ----                                          -----                       ----

Chief Executive Officer:
                                                      President,
                                                      Chief Executive Officer,
s/ Mark C. Ozur                                       and Director                    August 2, 1996
- --------------------------
Mark C. Ozur

Chief Financial Officer:

                                                      Vice President, Finance
/s/ B. Robert Suh                                     Chief Financial Officer         August 2, 1996
- --------------------------
B. Robert Suh

Controller and Principal Accounting Officer:

                                                      Controller and Principal
/s/ Jo E. Lamoreaux                                   Accounting Officer              August 2, 1996
- --------------------------
Jo E. Lamoreaux

Directors:

/s/ John D. Beletic                                   Director                        August 2, 1996
- --------------------------
John D. Beletic


/s/ Bandel L. Carano                                  Director                        August 2, 1996
- --------------------------
Bandel L. Carano


/s/ J. David Hann                                     Director                        August 2, 1996
- --------------------------
J. David Hann


/s/ Frederick J. Warren                               Director                        August 2, 1996
- --------------------------
Frederick J. Warren
